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                                                            EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Telephone and Data Systems, Inc. of our report dated January 24, 2001 on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, (the "Company") included in the Company's 2000 Annual Report to Shareholders, which consolidated financial statements have been restated as of December 31, 1999 and for the two years ended December 31, 1999 and 1998 as further described in the notes to consolidated financial statements, to the inclusion in this Form 10-K of our report dated January 24, 2001 on the financial statement schedules of the Company which have also been restated as of December 31, 1999 and for the two years ended December 31, 1999 and 1998 as further described in the notes to consolidated financial statements, and to the incorporation by reference of such reports into the Company's previously filed S-8 Registration Statements, File No. 33-1192, File No. 33-35172, File No. 33-57257, File No. 33-64035,
File No. 333-01041, File No. 333-23947, File No. 333-58121, File No.
333-58127 and File No. 333-76453, and into the Company's previously filed S-3 Registration Statements, File No. 33-8564, File No. 33-8857, File No. 33-68456, File No. 33-59435 and File No. 333-38355, and into the Company's previously filed S-4 Registration Statements, File No. 33-45570 and File No. 33-64293.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 28, 2001